United States
Securities and Exchange Commission

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2009

First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)           On February 25, 2009, Lewis R. Holding, who served as Chairman of the Board and a director of First Citizens BancShares, Inc. ("Registrant"), and its subsidiaries, First-Citizens Bank & Trust Company ("FCB") and IronStone Bank ("IronStone") (collectively, the "Banks"), announced his retirement, effective on that date, from all his positions as director and officer of Registrant, the Banks, and Registrant's other direct and indirect subsidiaries.  In connection with his retirement, on February 25, 2009, Registrant entered into a Resignation, Retirement and Release Agreement (the "Retirement Agreement") that provides for:

(1)	FCB to pay to Mr. Holding:

(i)	his normal salary through February 28, 2009 plus $229,641.84 reflecting his 2009 unused vacation benefit; and

(ii)
payments aggregating $150,000 in return for Mr. Holding's agreement to various covenants and releases with Registrant and the Banks contained in the Retirement Agreement, including restrictions on engaging in activities in competition with, or soliciting the customers or employees of, Registrant, the Banks or Registrant's other direct or indirect subsidiaries, restrictions on disclosing confidential or proprietary information, and releases of claims; and

(iii)	an amount equivalent to the cost of retiree health insurance or COBRA continuation coverage for a period of seven months, including a gross-up for applicable income taxes ($4,201.86); and

(2)	FCB to:

(i)	transfer ownership to Mr. Holding of certain electronic equipment (including communications devices and related equipment) located in his residences or previously used by him having nominal value; and

(ii)	during his lifetime, provide Mr. Holding with personal security services, including continued use and monitoring of security systems in his residences and driver assistance.

Mr. Holding remains entitled to his vested rights under FCB's benefit and retirement plans, including FCB's defined benefit pension plan, and an Executive Consultation, Separation from Service and Death Benefit Agreement between him and FCB (a copy of which was filed as an exhibit to Registrant's Current Report on Form 8-K dated February 3, 2009) under which he will receive payments of $597,068 per year, payable in monthly payments for ten years, beginning on or about August 17, 2009.  In connection with consulting services he will provide under that agreement, he will have continued use of his current office space and reasonable secretarial assistance.

A copy of the Retirement Agreement is attached as an exhibit to this Report.

(b)           On February 25, 2009, Registrant's board of directors elected Frank B. Holding, Jr. as Chairman of the Board following the retirement of Lewis R. Holding.  He also was elected Chairman of the Board by the boards of each of FCB and IronStone.  Frank Holding, Jr. had served as Registrant's and FCB's Chief Executive Officer since 2008 and as President since 1994.  He continues to serve as Chief Executive Officer of Registrant and FCB, and also will serve as IronStone’s Chief Executive Officer.

(c)           On February 25, 2009, Registrant's and FCB's board of directors elected Edward L. Willingham IV as President of both companies.  Mr. Willingham previously had served as Executive Vice President of FCB since 1992, with responsibilities for FCB's 19-county central North Carolina region.  He has been employed by FCB since 1987.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description
10 99	Retirement Agreement dated February 25, 2009 Copy of Registrant's press release dated February 25, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc. (Registrant)
Date: March 3, 2009	By: /s/ Kenneth A. Black Kenneth A. Black Vice President and Chief Financial Officer